EVER LEADER HOLDINGS LIMITED COMPLETES $12 MILLION EQUITY FINANCING AND MERGES INTO PUBLIC SHELL

Hubei Province, China - November 15, 2006 - Ever Leader Holdings Limited (to be known as Benda Pharmaceutical, Inc. (“Benda”)), through its wholly owned subsidiaries, a Chinese-based pharmaceutical company engaged in the development, manufacturing and distribution of medicines, active pharmaceutical ingredients and pharmaceutical intermediaries, announced today that it completed a reverse merger with Applied Spectrum Technologies, Inc. ("Applied Spectrum") (OTC BB: APSP), a publicly traded shell company. Simultaneously with the closing of the reverse merger, Applied Spectrum completed a private placement of common stock and warrants to certain accredited and institutional investors for gross proceeds of $12 million. Keating Securities, LLC acted as placement agent to Benda in the private placement, and Keating Investments, LLC acted as financial advisor to Applied Spectrum in the reverse merger.

Anslow & Jaclin, LLP acted as the United States legal counsel, and Dr. Shaoping Lu of CHINA HI-TECH FUND acted as consultant and representative of Ever Leader Holdings Limited for this transaction.

At the closing of the reverse merger, Applied Spectrum issued to Benda’s stockholders 64,942,360 shares of Applied Spectrum common stock, representing approximately 91.5% of the then outstanding shares of Applied Spectrum, in exchange for all of Benda’s outstanding shares of common stock. As part of the private placement, Applied Spectrum also issued a total of 25,961,760 shares of Applied Spectrum common stock at a per share issuance price of $0.4626, along with warrants to purchase an additional 25,961,760 shares of common stock. On a fully diluted basis, Applied Spectrum now has 125,522,342 shares of common stock outstanding.

Applied Spectrum expects that upon approval by a majority of its stockholders, it will change its corporate name to Benda Pharmaceutical, Inc.

“We are extremely pleased with this transaction and very optimistic about our Company’s future. With this infusion of additional capital, we believe that Benda is poised to benefit from the explosive growth in Chinese healthcare spending over the next two decades,” stated Benda Chairman and CEO Yiqing Wan. Mr. Wan further stated, “Keating Investments’ turnkey going public program has provided Benda with the capital to accomplish our objectives, and their market-making and after market support services will result over time in a widely held, actively traded, and fully valued stock, benefiting all Benda stockholders.”

About Benda Pharmaceutical, Inc.

Applied Spectrum Technologies, Inc., soon to be known as Benda Pharmaceutical, Inc. (www.bendapharma.com), is engaged in the business of identifying, discovering, developing, and manufacturing conventional medicines, active pharmaceutical ingredients, bulk chemicals (or pharmaceutical intermediates), and Traditional Chinese Medicines (“TCMs”) for the treatment of some of the most widespread common ailments and diseases (e.g. common cold, diabetes, and cancer).
About the Keating Companies

Founded in 1997, Keating Investments, LLC (www.keatinginvestments.com) is the parent company of Keating Securities, LLC, a Denver-based broker-dealer and NASD member that provides a turnkey solution to private companies going public via reverse merger. After Market Support, LLC is a wholly-owned subsidiary of Keating Investments, LLC that provides investor financial marketing services to public companies that have gone public via reverse merger or other alternatives to an IPO.

CONTACT:

After Market Support, LLC
Pamela Solly
Phone: (720) 489-4912
ps@aftermarketsupport.com

FORWARD-LOOKING STATEMENTS

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